Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2006, in Amendment No. 1 to the Registration Statement (Form S-11) and related Prospectus of Taberna Realty Finance Trust dated on or about April 7, 2006.

Philadelphia, Pennsylvania March 31, 2006	/s/ Ernst & Young LLP